Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 12, 2006, by and between Vector Group Ltd., a Delaware corporation, with headquarters located at 100 S.E. Second Street, Miami, FL 33131 (the “Company”), and Jefferies & Company, Inc., with an office at 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, CA 90025 (the “Initial Purchaser”).
          WHEREAS:
          A. The Company has authorized the issuance of up to $110,000,000 principal amount of its 3 7/8% Variable Interest Senior Convertible Debentures due 2026 to be issued pursuant to an Indenture, dated as of the date hereof, between the Company and Wells Fargo Bank, N.A., as Trustee (as the same may be amended from time to time, the “Indenture”), which will, among other things, be convertible into shares of the Company’s common stock, par value $0.10 per share (as converted, the “Conversion Stock”), in accordance with the terms of the Debentures (as defined below) and the Indenture.
          B. In connection with the Purchase Agreement, dated as of June 27, 2006, by and between the Company and the Initial Purchaser (the “Purchase Agreement”), the Company (i) agreed to issue and sell to the Initial Purchaser $85,000,000 in aggregate principal amount of the Company’s 3 7/8% Variable Interest Senior Convertible Debentures due 2026 (the “Firm Debentures”), and (ii) granted to the Initial Purchaser an option to purchase up to an additional $25,000,000 in aggregate principal amount of the Company’s 3 7/8% Variable Interest Senior Convertible Debentures due 2026 (the “Option Debentures,” and together with the Firm Debentures, the “Debentures”), in each case, upon the terms and subject to the conditions set forth in the Purchase Agreement.
          C. Pursuant to a letter dated June 29, 2006, the Initial Purchaser notified the Company of its election to exercise the option to purchase the Option Debentures in full.
          D. To induce the Initial Purchaser to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees with the Initial Purchaser, (i) for the benefit of the Initial Purchaser and (ii) for the benefit of each Holder, as follows:
          1. Definitions.
          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          “1933 Act” has the meaning set forth in the recitals hereto.
          “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by agreement or otherwise.
          "Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
          “Closing Date” means the date of the closing of the sale of the Debentures as contemplated by the Purchase Agreement.
          “Common Stock” means the common stock, par value $0.10 per share, of the Company, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of Debentures.
          “Company” has the meaning set forth in the preamble of this Agreement.
          “Conversion Stock” has the meaning set forth in the recitals hereto.
          “Debentures” has the meaning set forth in the recitals hereto.
          “Effective Date” means the date the Registration Statement has been declared effective by the SEC.
          “Firm Debentures” has the meaning set forth in the recitals hereto.
          “Holder” means a Person (including the Initial Purchaser) who is a holder or beneficial owner from time to time of any Debentures or Conversion Stock; provided, that, unless otherwise expressly stated herein, only registered holders of Debentures or Conversion Stock shall be counted for purposes of calculating any proportion of holders entitled to take any action or give notice pursuant to this Agreement.
          “Holder Information,” with respect to any Holder, means information with respect to such Holder required to be included in any Shelf Registration Statement or the related Prospectus pursuant to the 1933 Act and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Holder specifically for inclusion therein.

          “Indenture” has the meaning set forth in the recitals hereto.
          “Initial Purchaser” has the meaning set forth in the preamble of this Agreement.
          “Legal Counsel” means one firm or counsel designated by the Company (and reasonably acceptable to the Initial Purchaser acting on behalf of the Holders) to act as counsel for the Holders in connection therewith, which firm shall be Latham & Watkins LLP.
          “Losses” has the meaning set forth in Section 5(d) hereof.
          “Majority Holders” means the Holders of a majority of the then outstanding aggregate principal amount of Debentures being registered under a Shelf Registration Statement; provided, that Holders of the shares of Common Stock issued upon conversion of Debentures shall be deemed to be Holders of the aggregate principal amount of Debentures from which such Common Stock was converted; and provided, further, that Debentures or shares of Common Stock which have been sold or otherwise transferred pursuant to the Shelf Registration Statement shall not be included in the calculation of Majority Holders.
          “NASD” means the NASD, Inc.
          “Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex C to the Final Offering Circular of the Company dated June 27, 2006 relating to the Debentures.
          “Notice Holder” means any Holder of Transfer Restricted Securities that has delivered a properly completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.
          “Option Debentures” has the meaning set forth in the recitals hereto.
          “Person” has the meaning set forth in the Indenture.
          “Post-Effective Amendment” has the meaning set forth in Section 2(b)(ii) of this Agreement.
          “Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Debentures or Conversion Stock covered by such Shelf Registration Statement, and all amendments and supplements to such prospectus, including all documents incorporated or deemed to be incorporated by reference in such prospectus.
          “Purchase Agreement” has the meaning set forth in the recitals hereto.
          “Questionnaire Deadline” has the meaning set forth in Section 2(b) hereof.

          “Record Holder” means, with respect to a Registration Default Payments Payment Date, each Person who is registered on the books of the registrar as the holder of Debentures at the close of business on the March 1, June 1, September 1 and December 1, as applicable, immediately preceding such Registration Default Payments Payment Date.
          “Registration Default” has the meaning set forth in Section 2(e) hereof.
          “Registration Default Payments” has the meaning set forth in Section 2(e) hereof.
          “Registration Default Payments Payment Date” means each March 15, June 15, September 15 and December 15.
          “Rule 144” means Rule 144 under the 1933 Act (or any successor provision promulgated by the SEC).
          “Rule 144A” means Rule 144A under the 1933 Act (or any successor provision promulgated by the SEC).
          “Rule 144(k)” means Rule 144(k) under the 1933 Act (or any successor provision promulgated by the SEC).
          “Rule 415” means Rule 415 under the 1933 Act (or any successor provision promulgated by the SEC).
          “SEC” means the Securities and Exchange Commission.
          “Shelf Registration” means a registration effected pursuant to Section 2 hereof.
          “Shelf Registration Period” has the meaning set forth in Section 2(c) hereof.
          “Shelf Registration Statement” means any “shelf” registration statement of the Company filed pursuant to the provisions of Section 2 hereof which covers the Transfer Restricted Securities on Form S-3 or on another appropriate form (as determined by the Company) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.
          “Suspension Period” has the meaning set forth in Section 2(d) hereof.
          “Transfer Restricted Securities” means each Debenture and each share of Conversion Stock issuable upon conversion thereof (and any security issued with respect thereto upon any stock dividend, split or similar event) until the earliest of the date on which such Debenture or share of Conversion Stock, or any security issued with respect thereto upon any stock dividend, split or similar event, as the case may be: (i) has been transferred pursuant to a Shelf Registration Statement or another registration statement covering such Debenture or share of Conversion Stock which has been filed with the SEC pursuant to the 1933 Act, in either case after such registration statement has become effective and while such registration statement is effective under the 1933 Act; (ii) has been transferred pursuant to Rule 144; (iii) may be sold or transferred pursuant to Rule 144(k); or (iv) ceases to be outstanding. Notwithstanding the foregoing, each Debenture and each share of Conversion Stock issuable upon conversion thereof (and any security issued with respect thereto upon any stock dividend, split or similar event) that has not previously ceased to be a Transfer Restricted Security pursuant to the previous sentence shall cease to be a Transfer Restricted Security on the date that is two (2) years after the Closing Date.
          “Trustee” means the trustee with respect to the Debenture under the Indenture.
          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” in the Shelf Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Shelf Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the 1934 Act, after the date of such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein.
          2. Shelf Registration Statement.
               a. The Company shall, at its expense, prepare and file with the SEC within 60 days following the Closing Date a Shelf Registration Statement with respect to resales of the Transfer Restricted Securities by the Holders from time to time on a delayed or continuous basis pursuant to Rule 415 and in accordance with the methods of distribution set forth in such Shelf Registration Statement, and thereafter shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the 1933 Act within 180 days after the Closing Date. The Company shall supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement, or by the 1933 Act, the 1934 Act or the SEC.
               b. (i) The Company shall name each Holder that delivers a properly completed and signed Notice and Questionnaire to the Company as a selling Debenture holder in the Shelf Registration Statement. A Holder of Transfer Restricted Securities may include such securities in the Shelf Registration Statement only if the Holder sends by first-class registered mail or by courier with delivery confirmation, a properly completed Notice and Questionnaire to the Company. The Company shall deliver the Notice and Questionnaire to the Initial Purchaser within five (5) Business Days of the Closing Date. In order to be included in the Shelf Registration Statement at the time of its effectiveness, the Notice and Questionnaire must be sent on or prior to the 10th Business Day after the date the Notice and Questionnaire is deemed to have been given in accordance with Section 6(c) hereof (or, in the case of a Holder that is a transferee of Transfer Restricted Securities, on or prior to the earlier of (x) the 20th Business Day after the completion of the transfer of Transfer Restricted Securities to the transferee and (y) 9:00 a.m., New York time, on the fifth Business Day prior to initial effectiveness of the Shelf Registration Statement) (in any case, the “Questionnaire Deadline”). The Company agrees and undertakes that it shall distribute a Notice and Questionnaire (A) no later than 30 Business Days prior to the expected effectiveness of the Shelf Registration Statement to each Holder in accordance with Section 6(c) hereof, and (B) in the case of a Holder that is a transferee of Transfer Restricted Securities, upon the request of such transferee Holder given in accordance with Section 6(c) hereof, to such Holder at the address set forth in such request.
                    (ii) Following the effectiveness of the Shelf Registration Statement, upon receipt of a completed Notice and Questionnaire from a Holder, the Company will, as promptly as practicable, but in any event within ten (10) Business Days after its receipt thereof, file any supplements to the related Prospectus or file any post-effective amendment to the Shelf Registration Statement that is required by applicable law to cause a Holder to be named as a selling securityholder in the Shelf Registration Statement and permit such Holder to deliver the Prospectus to purchasers of Transfer Restricted Securities (a “Post-Effective Amendment”) (subject to the right of the Company to suspend the use of the Prospectus as described in Section 2(d) hereof); provided, however, that (x) if a supplement to the related Prospectus is required to permit the Holder (or other Holders not included in the Shelf Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Transfer Restricted Securities, the Company shall not be required to file more than one (1) such supplement during any twenty (20) day period and (y) if a Post-Effective Amendment to the Shelf Registration Statement is required to permit the Holder (or other Holders not included in the Shelf Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Transfer Restricted Securities, the Company shall not be required to file more than one (1) Post-Effective Amendment to the Shelf Registration Statement in any sixty (60) day period. The Company shall use its commercially reasonable efforts to cause any such Post-Effective Amendment to become effective under the 1933 Act as promptly as is practicable; provided, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to amend the Shelf Registration Statement or supplement the Prospectus until the termination of such Suspension Period.
                    (iii) Each Holder as to which the Shelf Registration Statement is being effected shall furnish promptly to the Company (x) such other information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or in any application to be filed with or under state securities laws and (y) all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.
               c. The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended under the 1933 Act in order to permit the Prospectus forming a part thereof to be usable, subject to Section 2(d) hereof, by all Notice Holders until the earliest to occur of: (i) two years after the Closing Date; (ii) the last date on which, in the opinion of counsel to the Company, the holding period applicable to sales of all Transfer Restricted Securities under Rule 144(k) has expired; (iii) the date as of which all Transfer Restricted Securities have been transferred under Rule 144 under circumstances in which any legend borne by such Debentures or Conversion Stock relating to restrictions on transferability thereof, under the 1933 Act or otherwise, is removed; and (iv) such date as of which all Transfer Restricted Securities have been sold pursuant to the Shelf Registration Statement after such registration statement has been become effective and while such registration statement is effective under the 1933 Act (in any such case, such period being called the “Shelf Registration Period”). The Company will, in order to fulfill its obligations and this Section 2(c): (x) subject to Section 2(b)(ii) and 2(d), use its commercially reasonable efforts to prepare and file with the SEC such amendments and Post-Effective Amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period; (y) subject to Section 2(b)(ii) and 2(d), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the 1933 Act; and (z) comply in all material respects with the provisions of the 1933 Act with respect to the disposition of all Transfer Restricted Securities covered by the Shelf Registration Statement during the Shelf Registration Period.
               d. The Company may suspend the availability of any Shelf Registration Statement and the use of any Prospectus (the period during which the availability of any Shelf Registration Statement and any Prospectus may be suspended herein referred to as the “Suspension Period”), without incurring any obligation to pay Registration Default Payments pursuant to Section 2(e), for a period not to exceed: (i) 30 consecutive days at any one time; (ii) 45 days in the aggregate in any three-month period; or (iii) 90 days in the aggregate during any 12-month period, in each case, only for valid business reasons, to be determined in good faith by the Company in its reasonable judgment (which shall not include the avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments, events listed in Section 3(c), public filings with the SEC and similar events; provided, that the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable, and provided, further, that, if a Post-Effective Amendment is required by applicable law to cause a Holder to be named as a selling securityholder in the Shelf Registration Statement, the period of time between the filing and the effectiveness of any Post-Effective Amendment shall be not deemed to be a Suspension Period hereunder. The first day of any Suspension Period must be at least two (2) trading days after the last day of any prior Suspension Period.
               e. The Company and the Initial Purchaser agree that the Holders of Transfer Restricted Securities will suffer damages, and it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations under Section 2 hereof. Accordingly, if: (i) the Shelf Registration Statement has not been declared effective by the SEC within 180 days after the Closing Date; (ii) the Company shall fail to file any supplements to the related Prospectus or file any Post-Effective Amendment to the Shelf Registration Statement in accordance with, and subject to the limitations, set forth in Section 2(b)(ii) hereof; or (iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded within three (3) Business Days by a replacement Shelf Registration Statement filed and declared effective) or usable (including as a result of a Suspension Period) for the offer and sale of Transfer Restricted Securities for a period of time (including any Suspension Period) which exceeds: (x) 30 consecutive days at any time; (y) 45 days in the aggregate in any three-month period; or (z) 90 days in the aggregate in any 12-month period (each such event referred to in clauses (i) through (iii), a “Registration Default”), provided, that any suspension of the Shelf Registration Statement as a result of the time required by the SEC to declare effective a Post-Effective Amendment to the Shelf Registration Statement in connection with the Company’s obligation to file such an amendment pursuant to Section 2(b)(ii) hereof shall not be included in the calculation of a Registration Default; the Company shall pay to each Notice Holder (who is also a Record Holder), as liquidated damages and not as a penalty, during any period in which a Registration Default has occurred or is continuing, as partial relief (which remedy shall not, subject to the penultimate sentence of this Section 2(d), be exclusive of any other remedies available at law or in equity), an amount (the “Registration Default Payments”) equal to: (i) one-half of one percent (50 basis points) per annum per $1,000 principal amount of Debentures constituting Transfer Restricted Securities for the period up to and including the 90th day during which such Registration Default has occurred and is continuing; and (ii) one percent (100 basis points) per annum per $1,000 principal amount of Debentures constituting Transfer Restricted Securities for the period including and subsequent to the 91st day during which such Registration Default has occurred and is continuing, it being understood that all calculations pursuant to this and the preceding sentence shall be carried out to five decimal places. Following the cure of all Registration Defaults, Registration Default Payments will cease to accrue with respect to such Registration Defaults. All accrued Registration Default Payments shall be paid by the Company on each Registration Default Payments Payment Date in cash to the date of such cure and Registration Default Payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The rate of accrual of the Registration Default Payments with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults. The parties hereto agree that the Registration Default Payments provided in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders by reason of a Registration Default and that such Registration Default Payments are the only monetary damages available to Holders in the event of a Registration Default. Notwithstanding anything in the Agreement to the contrary, Registration Default Payments shall only be payable to Notice Holders.
               f. All of the Company’s obligations (including, without limitation, the obligation to pay Registration Default Payments) set forth in the preceding paragraph which are outstanding or exist with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full. Notwithstanding the foregoing, no Registration Default Payments shall accrue as to any Transfer Restricted Security from and after the earlier of: (i) the date such security is no longer a Transfer Restricted Security; and (ii) the expiration of the Shelf Registration Period.
               g. Immediately upon the occurrence or the termination of a Registration Default, the Company shall give the Trustee, so long as the Debentures that are Transfer Restricted Securities remain outstanding, notice of such commencement or termination of the obligation to pay Registration Default Payments with regard to such Debentures, and the amount thereof and of the nature of the default giving rise to such commencement or the event giving rise to such termination, as the case may be (such notice to be contained in an Officer’s Certificate (as such term is defined in the Indenture)), and prior to receipt of such Officer’s Certificate the Trustee and the transfer and paying agent shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

          3. Registration Procedures.
          In connection with any Shelf Registration Statement, the following provisions shall apply:
               a. The Company shall: (i) furnish to the Initial Purchaser within a reasonable period of time, but in any event within four (4) Business Days prior to the filing thereof with the SEC to afford the Initial Purchaser a reasonable opportunity for review, a copy of each Shelf Registration Statement, and each amendment thereof, and a copy of each Prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the 1934 Act), and shall reflect in each such document, when so filed with the SEC, such comments as the Initial Purchaser, any Notice Holder and/or the Legal Counsel may reasonably propose therein; and (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Transfer Restricted Securities provided to the Company in Notice and Questionnaires as necessary to permit such distribution by the methods specified therein.
               b. Subject to Section 2(d), the Company shall ensure that: (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply as to form in all material respects with the 1933 Act and the rules and regulations thereunder; (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation with respect to any Holder Information.
               c. The Company, as promptly as reasonably practicable (but in any event within two (2) Business Days), shall notify the Initial Purchaser and each Notice Holder:
                    (i) When a Shelf Registration Statement or any Post-Effective Amendment thereto or any Prospectus or any supplement thereto has been filed with the SEC and when the Shelf Registration Statement or any Post-Effective Amendment thereto has become effective which notice and confirmation can be made at the election of the Company by making a public announcement thereof by release made to Reuters Economic Services and Bloomberg Business News;
                    (ii) of any request, following effectiveness of the Shelf Registration Statement under the 1933 Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information (other than any such request relating to a review of the Company’s 1934 Act filings);

                    (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threat of any proceedings for that purpose;
                    (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Transfer Restricted Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;
                    (v) of the occurrence of, but not the nature of or details concerning, any event or the existence of any condition that requires the making of any changes in the Shelf Registration Statement or the Prospectus or any document incorporated by reference therein so that, as of such date, the statements therein are not misleading and the Shelf Registration Statement or the Prospectus or any document incorporated by reference therein, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading;
                    (vi) of the Company’s determination that a Post-Effective Amendment to the Shelf Registration Statement is necessary (other than a Post-Effective Amendment pursuant to Section 2(b)(ii)); and
                    (vii) of the commencement (including as a result of any of the events or circumstances described in paragraph (ii) above) and termination of any Suspension Period.
               d. The Company shall use its commercially reasonable efforts to obtain: (i) the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement and the use of any related Prospectus; and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for offer or sale in any jurisdiction in which they have been qualified for sale, in each case, at the earliest possible time, and shall provide notice to each Notice Holder and the Initial Purchaser of the withdrawal of any such orders or suspensions.
               e. The Company shall promptly furnish to the Initial Purchaser (and, upon written request from any Notice Holder, to such Notice Holder), without charge, at least one copy of any Shelf Registration Statement and any Post-Effective Amendment thereto, excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto.
               f. The Company shall promptly furnish to the Legal Counsel (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.
               g. The Company shall, at the Effective Date, promptly provide each Holder a copy of the Prospectus included in the Shelf Registration Statement at the time of the Effective Date and during the Shelf Registration Period, promptly deliver to the Initial Purchaser and each Notice Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in any Shelf Registration Statement, and any amendment or supplement thereto, as such person may reasonably request and except as provided in Sections 2(d) and 3(r) hereof; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.
               h. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.
               i. Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Holders reasonably request and shall maintain such qualification in effect so long as required and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however, that the Company will not be required to: (i) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or; (ii) take any action which would subject it to service of process or taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
               j. If the Transfer Restricted Securities are in certificated form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities sold pursuant to any Shelf Registration Statement free of any restrictive legends and, with respect of any Debentures, in such denominations permitted by the Indenture and registered in such names as Holders may request at least two (2) Business Days prior to settlement of sales of Transfer Restricted Securities pursuant to such Shelf Registration Statement.
               k. Subject to the exceptions contained in (i) and (ii) of Section 3(i) above, the Company shall use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Transfer Restricted Securities as contemplated by the Shelf Registration Statement; without limitation to the foregoing, the Company shall provide all such information as may be required by the NASD in connection with the offering under the Shelf Registration Statement of the Transfer Restricted Securities (including, without limitation, such as may be required by NASD Rule 2710 or 2720), and shall cooperate with each Holder in connection with any filings required to be made with the NASD by such Holder in that regard.
               l. Upon the occurrence of any event described in Section 3(c)(ii) or 3(c)(v) hereof, the Company shall promptly prepare and file with the SEC a Post-Effective Amendment to any Shelf Registration Statement, or an amendment or supplement to the related Prospectus, or any document incorporated therein by reference, or file a document which is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Transfer Restricted Securities included therein, the Shelf Registration Statement and the Prospectus, in each case, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and, in the case of a Post-Effective Amendment, use its commercially reasonable efforts to cause it to become effective as promptly as practicable; provided, that the Company’s obligations under this paragraph (l) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 2(d) hereof and given notice of such suspension to Notice Holders, it being understood that the Company’s obligations under this Section 3(l) shall be automatically reinstated at the end of such Suspension Period.
               m. The Company shall provide, prior to the effective date of any Shelf Registration Statement hereunder, a CUSIP number for the Transfer Restricted Securities registered under such Shelf Registration Statement.
               n. The Company shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the 1933 Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of any Shelf Registration Statement or each Post-Effective Amendment to any Shelf Registration Statement, which such statements shall be made available no later than 45 days after the end of the 12-month period or 90 days after the end of the 12-month period, if the 12-month period coincides with the fiscal year of the Company.
               o. The Company shall use its commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act (as defined in the Indenture) not later than the effective date of the first Shelf Registration Statement.
               p. The Company shall cause all shares of Common Stock issuable upon conversion of the Debentures to be reserved for listing on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the applicable Shelf Registration Statement is declared effective and, shall cause all Common Stock to be so listed when issued, and, in connection therewith, to make such filings as may be required under the 1934 Act and to have such filings declared effective as and when required thereunder.
               q. The Company may require each Notice Holder of Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Notice Holder and the distribution of such Transfer Restricted Securities sought by the Notice and Questionnaire and such additional information as may, from time to time, be required by the 1933 Act and/or the SEC or any other federal or state governmental authority, and the obligations of the Company to any Notice Holder under this Agreement shall be expressly conditioned on the compliance of such Notice Holder with such request.
               r. If reasonably requested in writing in connection with any disposition of Transfer Restricted Securities pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Transfer Restricted Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.
               s. Each Notice Holder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vi) or during a Suspension Period, it shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Transfer Restricted Securities and will not resume disposition of Transfer Restricted Securities until such Holder has received copies of an amended or supplemented Prospectus contemplated by Section 3(l) hereof, or until such Notice Holder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Suspension Period has been terminated, as the case may be, provided, that the foregoing shall not prevent the sale, transfer or other disposition of Transfer Restricted Securities by a Holder in a transaction which is exempt from, or not subject to, the registration requirements of the 1933 Act, so long as such Holder does not and is not required to deliver the applicable Prospectus or Shelf Registration Statement in connection with such sale, transfer or other disposition, as the case may be; and provided, further, that the provisions of this Section 3(s) shall not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Registration Default Payments.
               t. Each Notice Holder shall promptly notify the Company of any inaccuracies or changes in the information requiring an amendment to the applicable Shelf

Registration Statement or Prospectus provided in such Notice Holder’s Notice and Questionnaire that may occur subsequent to the date thereof at any time while the Shelf Registration Statement remains effective.
               u. The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Debentures covered by the Shelf Registration Statement contemplated hereby.
          4. Registration Expenses.
          The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of the Legal Counsel. Such fees and expenses shall include, without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Debentures) and the Company’s expenses for messenger and delivery services and telephone; (iv) all fees and disbursements of counsel to the Company; (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of the independent certified public accountants of the Company. The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4, each Holder shall bear the expense of any broker’s commission, agency fee and underwriter’s discount or commission, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement.
          5. Indemnification and Contribution.
               a. The Company shall indemnify and hold harmless the Initial Purchaser and each Holder of Transfer Restricted Securities covered by any Shelf Registration Statement, and each director, officer, partner, member and employee of the Initial Purchaser or such Holder, as applicable, and each Person, if any, who controls the Initial Purchaser or any such Holder, as applicable, within the meaning of either the 1933 Act or the 1934 Act (collectively referred to for purposes of this Section 5 as an “Indemnified Holder”) against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or in any Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that: (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon Holder Information; (ii) with respect to any untrue statement or omission of material fact made in any Shelf Registration Statement, or in any Prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of an Indemnified Holder from whom the Person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Indemnified Holder occurs under the circumstance where it shall have been established that: (w) the Company had previously furnished copies of the Prospectus, and any amendments and supplements thereto, to such Indemnified Holder; (x) delivery of the Prospectus, and any amendment or supplements thereto, was required by the 1933 Act to be made to such Person; (y) the untrue statement or omission of a material fact contained in the Prospectus was corrected in amendments or supplements thereto timely provided to such Indemnified Holder; and (z) there was not received by such Person, at or prior to the written confirmation of the sale of such securities to such Person, a copy of such amendments or supplements to the Prospectus; and (iii) the indemnification provisions of this Section shall not apply to amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. This indemnity agreement will be in addition to any liability that the Company may otherwise have. This indemnity agreement will not apply to any loss, damage, expense, liability or claim arising from an offer or sale, occurring during a Suspension Period, of Transfer Restricted Securities by a Notice Holder who has previously received notice from the Company of the commencement of the Suspension Period pursuant to Section 3(c)(vii).
               b. Each Indemnified Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors and officers and each Person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Indemnified Holders and shall reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to Holder Information supplied by such Indemnified Holder. In no event shall any Indemnified Holder, its directors, officers, partners, members or employees or any Person, if any, who controls such Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds: (i) the amount paid by such Indemnified Holder for such Transfer Restricted Securities; plus (ii) the amount of any damages that such Indemnified Holder, its directors, officers or any Person who controls such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity agreement will be in addition to any liability that such Indemnified Holder may otherwise have.
               c. Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 5(a) or 5(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party to the extent it is not materially prejudiced as a result thereof and, in any event, shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Indemnified Holders in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action; (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Subject to the provisions of the immediately following sentence, no indemnifying party shall be liable for any settlement, compromise or the consent to the entry of judgment in connection with any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action other than a judgment entered with the consent of such indemnified party, the indemnifying party shall indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this Section 5(c) and to which it would be entitled under Section 5(a) or 5(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (x) such settlement is entered into more than

60 days after receipt by such indemnifying party of such request for reimbursement, (y) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (z) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
               d. In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company from the sale of the Debentures, on the one hand, and an Indemnified Holder with respect to the sale by such Indemnified Holder of Debentures or Common Stock, on the other hand; provided, however, that in no case shall an indemnifying party that is an Indemnified Holder be responsible for any amount in excess of the total price at which the Transfer Restricted Securities are sold by such Indemnified Holder to a purchaser. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and such Indemnified Holder shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of such Indemnified Holder on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Indemnified Holder, on the other hand, shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the Debentures (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total proceeds received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities under the Shelf Registration Statement, on the other hand, bear to the total gross proceeds from the sale of the Debentures. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or relates to Holder Information supplied by such Indemnified Holder, on the other hand, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person with respect to claims arising directly out of or relating to such fraudulent misrepresentation who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person who controls such Indemnified Holder within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as such Indemnified Holder, and each Person who controls the Company within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               e. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
               f. The provisions of this Section 5 will remain in full force and effect regardless of (i) the termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Holder, any underwriter or the Company or any of the officers, directors or controlling Persons referred to in Section 5 hereof and (iii) the sale by an Indemnified Holder of Transfer Restricted Securities covered by a Shelf Registration Statement.
               g. Rules 144 and 144A. The Company covenants that it shall use its commercially reasonable efforts to file the reports required to be filed by it under the 1933 Act and the 1934 Act in a timely manner so long as the Transfer Restricted Securities remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Holder or beneficial owner of Transfer Restricted Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any Transfer Restricted Securities remain outstanding, it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.
          6. Miscellaneous.
               a. No Inconsistent Agreements. Except for (i) any agreements granting third parties registration rights that are attached as exhibits to documents filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act and (ii) any registration statement required by the Company to be filed in connection with share lending arrangements entered into by certain principal stock holders of the Company to facilitate hedging transactions by the Holders, the Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its Holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.
               b. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company consents in writing and the Company has obtained the written consent of at least the majority of the Holders of the then outstanding Transfer Restricted Securities; provided, that with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders.
               c. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:
(i) if to any Holder, at the most current address of such Holder maintained by the Registrar under the Indenture or the registrar of the Common Stock (provided that while the Debentures or the Common Stock are in book-entry form, notice to the Trustee shall serve as notice to the Holders), or, in the case of the Notice Holder, the address set forth in its Notice and Questionnaire;
(ii) if to the Company, to:
Vector Group Ltd.
100 S.E. Second Street, 32nd Floor
Miami, Florida 33131
Telephone: (305) 579-8000
Facsimile: (305) 579-8009
Attention: Richard J. Lampen
With a copy (for informational purposes only) to:
McDermott Will & Emery LLP
2049 Century Park East, 34th Floor
Los Angeles, California 90067
Telephone: (310) 284-6110
Facsimile: (310) 277-4730
Attention: Mark J. Mihanovic, Esq.
(iii) if to the Initial Purchaser, to:
Jefferies & Company, Inc.
11100 Santa Monica
10th Floor
Los Angeles, California 90025
Telephone: (310) 575-5261
Facsimile: (310) 575-5166
Attention: Andrew Whittaker
With a copy (for informational purposes only) to:
Latham & Watkins LLP
633 West Fifth Street

Suite 4000
Los Angeles, California 90071
Telephone: (213) 485-1234
Facsimile: (213) 891-8763
Attention: Mary Ellen Kanoff, Esq. & Cynthia Rotell, Esq.
          All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail or telecopier.
          The Company and the Initial Purchaser by notice to the other may designate additional or different addresses for subsequent notices or communications.
               d. Successors and Assigns. Any Person who purchases any Transfer Restricted Securities from the Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby shall extend the benefits of this Agreement to any Holder and underwriter and any such Holder and underwriter may specifically enforce the provisions of this Agreement as if an original party hereto. In the event that any other Person shall succeed to the Company under the Indenture, then such successor shall succeed to the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein.
               e. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
               f. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
               g. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
               h. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
               i. Debentures Held by the Company, Etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Debentures or the shares of Common Stock issuable upon conversion thereof is required hereunder, Debentures or the shares of Common Stock issued upon conversion thereof held by the Company or its Affiliates (other than subsequent Holders of Debentures or the Common Stock issued upon conversion thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Debentures) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
               j. Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for any liabilities or obligations under Section 2(e), 4 or 5.

          IN WITNESS WHEREOF, the Company and the Initial Purchaser have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
	Title:	Executive Vice President

INITIAL PURCHASER: JEFFERIES & COMPANY, INC.
By:	/s/ Brian Wolfe
	Name:	Brian Wolfe
	Title:	Managing Director

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